Consent of Independent Auditors


Board of Directors
Dynex Capital, Inc.


We consent to the use of our report incorporated in the registration statement on Form S-3 (Registration No. 333-10783) and to the reference to our firm under the heading "Experts" in the prospectus.


                              KPMG PEAT MARWICK LLP


Richmond, Virginia
July 14, 1997